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                                                                EXHIBIT 10.10


                    DEED OF TRUST AND SECURITY AGREEMENT


        THIS DEED OF TRUST AND SECURITY AGREEMENT is made as of this 26th day of July, 1995, from Trusted Information Systems, Inc., a Maryland corporation (hereinafter referred to as the "Grantor"), to Philip G. Enstice and Robert C. Barclay, as Trustees (hereinafter referred to as "Trustees"), for the benefit of Mercantile-Safe Deposit and Trust Company (hereinafter referred to as "Beneficiary"), and any successor holder of the Note secured by this Deed of Trust.

        SECTION 1.      RECITALS

                1.1 The Loan. Grantor is indebted to Beneficiary for a loan in the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Loan"), evidenced by a Construction Loan Promissory Note from the Grantor to the Beneficiary of even date.


                1.2 Obligations Secured. This Deed of Trust secures (a) the full and punctual payment of the Loan according to the terms of the Note,
(b) the payment of all sums due to Beneficiary or Trustees according to the terms of any of the Loan Documents, (c) future advances, which may be made by Beneficiary for any reason, and (d) the performance of, and compliance with, all of the obligations of the Grantor (express or implied) contained in the Loan Documents.

        SECTION 2. DEFINITIONS. Whenever capitalized in this Dead of Trust, the following terms shall have the meaning given in this Section 2, unless the context clearly indicates a contrary intent.

                2.1 Beneficiary. "Beneficiary" means Mercantile-Safe Deposit and Trust Company, its successors and assigns and any subsequent holder of the Note.

                2.2 Deed of Trust. "Deed of Trust" means this instrument, including all current and future supplements, amendments and attachments thereto.

                2.3 Default. "Default" means: (a) the failure of Grantor to perform, cause to be performed, abide by, comply with, or observe any duty or obligation imposed upon Grantor by the Loan Documents; (b) the breach of any of Grantor's warranties or covenants contained in any of the Loan Documents;
(c) a misrepresentation by Grantor, its counsel, or any other person on behalf of Grantor, in any of the Loan Documents; and (d) any event, happening or condition that would constitute an Event of Default, as described herein, if not cured within any applicable grace period.

                2.4 Encumbrances. "Encumbrances" includes all liens, mortgages, rights, leases, restrictions, easements, deeds of trust, covenants, agreements, rights of way, rights of redemption, security interests, conditional sales agreements, land installment contracts, options, and all other burdens or charges.

                2.5 Environmental Requirements. "Environmental Requirements" means any federal, state or local law, statute, ordinance or regulation; or court or administrative order or decree; or private agreement which requires special handling, collection, storage, treatment, disposal or removal of any materials located in or on or about the Property.

                2.6 Event of Default. "Event of Default" has the meaning given and provided in Section 10.

                2.7     Expense Account.  "Expense Account" means the
Account which may be maintained pursuant to Section 6.2.
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                2.8     Grantor.  "Grantor" means the party identified as such
in the introductory paragraph of this Deed of Trust, its successors and assigns, including any subsequent owner of all or any portion of Grantor's interest in the Trust Property.

                2.9 Land. "Land" means the Land more particularly described in Exhibit A to this Deed of Trust.

                2.10 Lease. "Lease" means each lease which purports to convey any interest of Grantor in any portion of the Trust Property, as defined in Section 3.6., and includes subleases and assignments of leases.

                2.11 Loan Documents. "Loan Documents" means this Deed of Trust, a Construction Loan Agreement between the Grantor and the Beneficiary dated of even date herewith, the Note, the Assignment of Rents and Leases executed by Grantor in favor of Beneficiary dated of even date herewith, and any and all certificates, opinions, assignments and other documents executed in connection herewith or therewith, and all current and future supplements, amendments, and attachments thereto.

                2.12    Note.  "Note" means the Construction Loan
Promissory Note of even date herewith payable to the Beneficiary by Grantor evidencing the loan made pursuant to the Loan Documents in a principal sum not to exceed One Million Eight Hundred Thousand Dollars ($1,800,000.00), including all current and future replacements, supplements, amendments and attachments thereto.

                2.13    Permitted Encumbrances.  "Permitted
Encumbrances" shall mean those exceptions, if any, listed in the title policy insuring the interest of the Trustees and Beneficiary hereunder, as accepted and approved by the Beneficiary.

                2.14 Rents. "Rents" includes all rents, profits, royalties, issues, revenues, income, proceeds, earnings and products generated by and arising out of the Trust Property.

                2.15 Taking. "Taking" includes any taking by condemnation or eminent domain, any sale in lieu of condemnation under threat thereof, the alteration of the grade of any street, or any other injury to or decrease in the value of the Trust Property by any public or quasi-public authority or corporation or any other person having the power of eminent domain.

                2.16 Taxes. "Taxes" includes all taxes, excises, documentary stamp and transfer taxes, recording taxes, assessments, water rents, sewer rents, metropolitan district charges, sanitary district charges, public dues, and other public charges levied or assessed upon the Trust Property, upon the Loan, or upon any Loan Document.

                2.17 Tenant. "Tenant" means any lessee of Grantor under any Lease, and any sub-lessee or assignee of a Lease.


        SECTION 3.      GRANT

                3.1 Lien on Real Property. The Grantor, in consideration of the Loan and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, grants and assigns to the Trustees all the Land situate in Howard County, Maryland, described more particularly in Exhibit A attached hereto as a part hereof, together with (a) all buildings and improvements now or hereafter located thereon, (b) all rights, rights of way, air rights, riparian rights, franchises, licenses, easements tenements, hereditaments, appurtenances, accessions and other rights and privileges now or hereafter belonging to the Land or the buildings and improvements

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thereupon, now owned or hereafter acquired by the Grantor (hereinafter collectively referred to as the "Real Property").

                3.2 Lien on Fixtures and Personal Property. The Grantor further grants and assigns to the Trustees all of the machines, apparatus, equipment, fixtures and articles of personal property now or hereafter located on the Land or in any improvements thereon (other than that owned by any Tenant), including without limitation all furniture, fixtures, equipment and building materials acquired with the proceeds of this Loan, and all the right, title and interest of the Grantor in and to any of such property which may be subject to any title retention or security agreement or instrument having priority over this Dead of Trust.

                3.3     Property.  All of the property described in Sections
3.1 and 3.2 is hereinafter collectively called the "Property."

                3.4 Lien on Rents and Other Rights. The Grantor further grants and assigns to the Trustees (a) all Rents, including, without limitation, all cash or security deposits to secure performance by Tenants (whether such cash or securities are to be held until the expiration of the terms of Leases or are to be applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms), (b) all of the estate, right, title, use, claim and demand of every nature whatsoever, at law or in equity, which the Grantor may now have or may hereafter acquire in and to the Property, and (c) all right, title and interest of the Grantor in and to all extensions, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Property, hereafter acquired by or released to the Grantor, or constructed, assembled or placed by or for the Grantor on the Property, and all in conversion of the security constituted thereby.

                3.5     Lien on Insurance Policies and Condemnation Awards.
The Grantor further grants and assigns to the Trustees all insurance policies and insurance proceeds pertaining to the Property and all awards or payments, including interest thereon and the right to receive the same, which may be made with respect to any of the Property as a result of any taking or any injury to or decrease in the value of the Property.

                3.6 The Trust Property. All of the property described in this Section 3 is collectively called the "Trust Property."

                3.7 Security Interest Under the Uniform Commercial Code. Any portion of the Trust Property which by law is or may be real property shall be deemed to be a part of the Real Property for the purposes of this Deed of Trust. The remainder of the Trust Property shall be subject to the Uniform Commercial Code and this Deed of Trust shall constitute a Security Agreement with respect thereto. Grantor hereby grants to the Beneficiary a security interest in that portion of the Trust Property not deemed a part of the real property for the purpose of securing performance of all of Grantor's obligations under the Loan Documents. With respect to such security interest
(a) the Beneficiary may exercise all rights granted or to be granted a secured party under the Uniform Commercial Code and (b) upon the occurrence of an Event of Default the Beneficiary shall have a right of possession superior to any right of possession of the Grantor or any person claiming through or on behalf of the Grantor.

        SECTION 4.      HABENDUM CLAUSE AND DEFEASANCES

                4.1 Habendum Clause. The Trustees shall have and hold the Trust Property in fee simple, upon the terms and trust herein set forth.

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                4.2     Termination of the Trust.  If all obligations
of Grantor under this Deed of Trust and the other Loan Documents are paid and satisfied in accordance with the terms hereof and thereof, the estate hereby granted shall cease and the Trust Property shall be released to the Grantor, at the cost of the Grantor.

        SECTION 5.      REPRESENTATIONS AND WARRANTIES

                5.1 Warranty of Title and Further Assurances. The Grantor warrants that it has the right and authority to convey the Trust Property and warrants specially title to the Trust Property and that it will execute such further assurances as may be requested.

                5.2 Purpose of the Loan. The Grantor warrants that the Loan is a "commercial loan" as defined in Section 12-101(c) of the Commercial Law Article of the Annotated Code of Maryland.

                5.3 Existence, Good Standing, Power and Authority of Grantor. Grantor is a corporation organized under the laws of the State of Maryland, is in good standing in the State of Maryland, and in every other state in which it transacts business, and will maintain its good standing and existence until all of Grantor's obligations under the Loan Documents have been performed and satisfied. The execution and delivery of the Loan Documents, the carrying out of the transactions contemplated by the Loan Documents, and the performance of Grantor's obligations under the Loan Documents, have been duly authorized by all necessary action and will not conflict with or result in a breach of law or any agreement or other instrument to which Grantor is bound, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws heretofore or hereafter enacted affecting creditors' rights generally, to the extent constitutionally applicable, and subject to general equitable principles as applied by a court of law or a court of equity. The Loan Documents are valid and binding on Grantor and are enforceable against Grantor in accordance with their respective terms, as applicable.

        SECTION 6.      COVENANTS, RIGHTS, AND DUTIES OF GRANTOR GENERALLY

                6.1 Covenant to Pay Loan and to Perform Obligations Under the Terms of the Loan Documents. The Grantor covenants that it will punctually
(a) pay to the Beneficiary the principal and interest of the Loan and all other costs and indebtedness secured hereby according to the terms of the Note and other Loan Documents, and (b) perform and satisfy all other obligations of the Grantor under the Loan Documents.

                6.2 Compliance With Laws. The Grantor shall comply with all laws a breach of which would adversely affect (a) the financial conditions of the Grantor, (b) the ability to use buildings and other improvements on the Land for the purposes for which they were designed or intended, (c) the value or status of the Trust Property, or (d) the value or status of the Trustees' title to the Trust Property.

                6.3     RESERVED

                6.4 Statement of Amount Owing. Within ten (10) days after request from the Beneficiary, the Grantor shall certify, the writing, the amount of principal and interest then owing on the Loan.

                6.5 Changes in Applicable Tax Laws. In the event (a) any law is hereafter enacted which imposes a tax upon the Loan, any of the Loan Documents, or the transactions evidenced or contemplated by any of the Loan Documents, or (b) any law now in force governing the taxation of deeds of trust, debts secured by deeds of trust, or the manner of collecting any such tax shall be changed or modified, in any manner, so as to impose a tax upon the Loan, any of the Loan Documents, or the transactions evidenced or contemplated by any of the Loan Documents, (including, without limitation, a requirement that revenue stamps be affixed to any or all of the Loan Documents), the Grantor will promptly pay any such tax. If the Grantor fails to make prompt payment, or if any law either

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prohibits the Grantor from making the payment or would penalize the Beneficiary if Grantor makes the payments, then the failure, prohibition, or penalty, shall entitle the Beneficiary to declare the entire unpaid principal balance of the Loan, together with all accrued interest and any other amounts due, immediately due and payable, provided that no Event of Default has occurred, and the Grantor shall thereupon have thirty (30) days to pay the entire amount due without penalty. If an Event of Default has occurred or if the Grantor fails to make payment in full within thirty (30) days, than the Beneficiary shall be entitled to exercise all rights hereunder as though an Event of Default had occurred.

                6.6 Further Assurances and Continuation Statements. The Grantor from time to time will execute, acknowledge, deliver and record, at the Grantor's sole cost and expense, all further instruments, deeds, conveyances, supplemental deeds of trust, assignments, financing statements, transfers, and assurances as in the opinion of the Beneficiary's counsel may be necessary (a) to preserve, continue, and protect the interest of the Trustees or the Beneficiary in the Trust Property, (b) to perfect the grant to the Trustees of every part of the Trust Property, (c) to facilitate the execution of this trust, (d) to secure the rights and remedies of the Trustees and the Beneficiary under this Deed of Trust and the other Loan Documents, or (e) to transfer to any new Trustees or purchaser at a sale hereunder the Trust Property, funds, and powers now or hereafter hold in trust hereunder. The Grantor, at the request of the Beneficiary, shall promptly execute any continuation statements required by the Uniform Commercial Code to maintain the lien on any portion of the Trust Property subject to the Uniform Commercial Code.

                6.7 Expenses. The Grantor shall reimburse the Beneficiary and the Trustees for any sums, including reasonable attorney's fees and expenses, incurred or expanded by them (a) in connection with any action or proceeding to sustain the lion, security interest, priority, or validity of any Loan Document, (b) to protect, enforce, interpret, or construe any of their rights under the Loan ants, (c) for any title examination or title insurance policy relating to the title to the Trust Property, or (d) for any other purpose contemplated by the Loan Documents. The Grantor shall, upon demand, pay all such sums together with interest thereon at the Default Interest Rate defined in the Note accruing from the time the expense is paid. All such sums so expanded by the Beneficiary and/or the Trustees shall be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Loan, the provisions of law allowing the recovery of costs, disbursements, and allowances shall be in addition to the rights given by this Section 6.8.

                6.8 Environmental Requirements. The Grantor hereby covenants and agrees that, if at any time it is determined that there are materials (hereinafter, "Environmental Materials") located on the Property which under any Environmental Requirements require special handling in collection, storage, treatment, disposal or removal, the Grantor shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If the Grantor shall fail to take such action, the Beneficiary may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines, or other penalty payments, shall be at once repayable by Grantor and shall bear interest at the Default Interest Rate defined in the Note or at the maximum interest rate which the Grantor may by law pay, which ever is lower, from the date the same shall become due and payable until the date paid, and all sums so advanced or paid, with interest as aforesaid, shall become a part of the indebtedness secured. hereby. Failure of the Grantor to comply with all Environmental Requirements shall constitute and be a default under this Deed of Trust. Grantor shall defend, indemnify and hold harmless the Beneficiary and Trustees against any loss, cost or expense incurred by the Beneficiary or Trustees resulting from the presence on the Property at any time of any Environmental Materials.

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        SECTION 7.      RIGHTS AND DUTIES OF GRANTOR WITH RESPECT TO MANAGEMENT
                        AND USE OF THE TRUST PROPERTY

                7.1 Control by the Grantor. Until the happening of an Event of Default, the Grantor shall have the right to possess and enjoy the Trust Property and, except as prohibited by the Documents, to receive the Rents (as defined hereinafter in Section 7.7).

                7.2 Management. At all times the Grantor shall provide competent and responsible management to maintain and operate the Trust Property.

                7.3 Financial Statements; Books and Records. The Grantor shall furnish to the Beneficiary annual financial and operating statements of the Grantor and of the Trust Property. Such statements shall show all items of income and expense for the operation of the Trust Property, shall be certified by the Grantor and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. All such financial and operating statements shall be supplied not later than ninety (90) days after the close of Grantor's fiscal year. At the request of Beneficiary, Grantor shall provide audited financial statements prepared by an independent certified public accountant approved by Beneficiary. The Grantor agrees to make its books and records relating to the operation of the Trust Property available for inspection by the Beneficiary, upon request at any reasonable time, at Grantor's principal place of business or at such other location in the State of Maryland as Beneficiary may reasonably request. This paragraph shall be superseded by the financial reporting provisions, if any, set forth in the Loan Documents.

                7.4 Leases. All leases affecting any portion of the Property ("Leases") shall be subject to the prior written approval of the Beneficiary, and shall contain a provision prohibiting subleasing or assigning by any Tenant without the prior written approval of the Beneficiary, which approval shall not be unreasonably withheld. Upon the execution of any Leases, the Grantor shall provide the Beneficiary with a subordination and attornment agreement executed by the Tenant in a form acceptable to the Beneficiary. Upon demand by the Beneficiary, Grantor will transfer and assign to the Beneficiary or the Trustees, in a form satisfactory to the Beneficiary, Grantor's interest in any specific lease as further security for the obligations secured hereby. No such assignment shall impose upon the Trustees or the Beneficiary any liability to perform the Grantor's obligations under any Lease.

                7.5 Enforcement of Leases, Amendment, Waiver, etc. The Grantor will enforce all Leases according to their terms and shall take such action to that and as may be requested by the Trustees or the Beneficiary, regardless of whether any such Lease has been assigned to the Beneficiary or the Trustees. The Grantor shall not, without the prior written consent of the Beneficiary (a) cancel or terminate, or consent to or accept any cancellation, termination or surrender of any Lease, or permit any event within the Grantor's control to which would cancel or terminate any Lease, (b) amend or modify any Lease, (c) waive any default under or breach of any Lease, (d) consent to or permit any prepayment or discount of rent or advance rent under any Lease, or
(e) give any consent, waiver, or approval under any Lease or take any other action with respect to any Lease which may impair the value of the Beneficiary's interest in the Trust Property or the position or interest of the Trustees with respect to the Trust Property. Grantor shall comply with and perform all duties and obligations imposed upon or assumed by it in all Leases.

                7.6 Subordination and Attornment. In the event of a foreclosure sale pursuant to this Deed of Trust, each tenant under a Lease ("Tenant") shall, upon request, attorn to and acknowledge any purchaser at foreclosure or grantee in lieu of foreclosure as landlord and the purchaser will not be required to credit any Tenant under any Lease with rent paid more than one (1) month in advance. All Leases shall be subject and subordinate to modifications of and amendments to the Loan Documents and any additional financing or refinancing of the Trust Property by or for the Beneficiary. At the request of the Grantor, the Beneficiary agrees that it will execute and

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deliver a non-disturbance agreement, in a form acceptable to the Beneficiary, in connection with any Lease which has been entered into by Grantor in accordance with the provisions of this Deed of Trust.

                7.7 Restriction of Assignment of Rents. The Grantor shall not assign the Rents arising from the Trust Property or any part thereof or any interest therein ("Rents") without the prior written consent of the Beneficiary. Any attempted assignment, pledge, hypothecation, or grant without such consent shall be null and void.

                7.8 Alterations and Improvements. Except for the Project described in the Loan Agreement. the Grantor shall not make any alterations or improvements on the Property without the prior written consent of the Beneficiary. All alterations or improvements shall be erected (a) in a good and workmanlike manner strictly in accordance with all applicable law, (b) entirely on the Land (c) without encroaching upon any easement, right of way, or land of others, (d) so as not to violate any applicable use, height, set-back or other applicable restriction, and (e) without permitting any mechanic's lien to attach to the Trust Property which is not being contested as permitted in Section 7.13. All alterations, additions, and improvements to the Trust Property shall automatically be a part of the Trust Property and shall be subject to this Deed of Trust.

                7.9 Restrictions on Sale and Transfer of the Trust Property. The Grantor shall not permit the Trust Property, or any part or portion thereof or any interest therein, to be transferred (whether by voluntary or involuntary conveyance, merger, operation of law, or otherwise) without the prior written consent of the Beneficiary. Any transferee of the Trust Property or any part or portion thereof or any interest therein, by virtue of its acceptance of the transfer, shall (without in any way affecting Grantor's liability under the Loan Documents) be conclusively deemed to have agreed to assume primary personal liability for the performance of the Grantor's obligations under the Loan Documents. This section shall not apply to any condemnation, any disposition permitted by Section 7.12, any Lease entered into in compliance with Section 7.4, or any disposition by the Trustees or the Beneficiary by foreclosure hereunder or as otherwise permitted by the Loan Documents.

                7.10 Restriction on Encumbrances. The Grantor shall not allow any Encumbrances on the Trust Property except the Permitted Encumbrances. The Grantor shall give the Beneficiary prompt notice of any default in or under any Permitted Encumbrances and any notice of foreclosure or threat of foreclosure. The Grantor shall comply with its obligations under all Permitted Encumbrances. The Beneficiary may, at its election, satisfy any Encumbrance (other than a Permitted Encumbrance not then in default), and the Grantor shall, on demand, reimburse the Beneficiary for any sums advanced for such satisfaction together with interest at the Default Interest Rate stated in the Note accruing from the date of satisfaction, which sums shall be secured hereby.

                7.11 Maintenance, Waste, Repair and Inspection. Grantor shall (a) keep and maintain the Trust Property in good order, condition, and repair and make, in a prompt manner, all equipment replacements and repairs necessary to insure that the security for the Loan is not impaired; (b) not commit or suffer any waste of the Trust Property; (c) promptly protect and conserve any portion of the Trust Property remaining after any damage to, or partial destruction of, the Trust Property; (d) promptly repair, restore, replace or rebuild any portion of the Trust Property which is damaged or destroyed; (e) promptly restore the balance of the Trust Property remaining after any Taking; (f) permit the Beneficiary or its designee to inspect the Trust Property at all reasonable times; and (g) not make any material change in the grade of the Trust Property or permit any material excavation of or on the Trust Property, except as required for utility easements.

                7.12 Removal and Replacement of Equipment and Improvements. No part of the Trust Property, except supplies consumed or raw materials, work in progress and finished goods sold or transferred in the ordinary course of business and operations as they are currently conducted, shall be removed from the Land, demolished, or materially altered without the prior written consent of the Beneficiary. The Grantor may, without consent and free

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from the lien and security interest of this Deed of Trust, remove and dispose of any worn out or obsolete fixtures or equipment which are a part of the Trust Property, provided that prior to or simultaneously with their removal, such fixtures and equipment shall be replaced with fixtures or equipment of equal or greater value. The replacement fixtures or equipment shall be free of all Encumbrances, shall automatically be subject to the lien and security interest of this Deed of Trust, and shall automatically be subject to the granting clauses hereof. Upon the sale of any removed fixtures and equipment which are not replaced, the proceeds shall, at the election of the Beneficiary, be applied as a prepayment of the Loan, to be applied in inverse order of maturity. All sales shall be conducted in a commercially reasonable manner.

                7.13    Taxes and Permitted Contests.  The Grantor shall pay:
(a) all Taxes on or before the date any interest or penalty begins to accrue or attach thereto; and (b) all lawful claims which, if unpaid, might become a lien or charge upon the Trust Property to such an extent as to materially and adversely affect the Grantor's ability to use the Trust Property for the purposes for which it was designed or intended; provided however, that the Grantor shall not be required to pay any Taxes or claim the amount, validity or payment of which is being contested, in good faith, by appropriate legal proceedings, and so long as, in the sole opinion of the Beneficiary, no part of the Trust Property is in danger of being sold, forfeited or lost and the contest is not impairing the security for the Loan. Upon payment thereof, the Grantor shall promptly supply the Beneficiary with receipts showing the payment of the Taxes or claim.

                7.14 Restrictive Covenants, Zoning, etc. No restrictive covenant, zoning change, or other restriction affecting the Trust
Property may be entered into, requested by or consented to by Grantor without the prior written consent of the Beneficiary.

                7.15 Preservation of Appurtenances. The Grantor will do all things necessary to preserve intact and unimpaired, all easements, appurtenances, and other interests and rights in favor of, or constituting any portion of, the Trust Property.

        SECTION 5.      INSURANCE AND CONDEMNATION

        8.1 Casualty and Liability Insurance. The Grantor shall at all times keep the Trust Property insured for the benefit of the Grantor, the Trustees and the Beneficiary against loss or damage by fire by fire insurance and extended coverage insurance and against such other hazards, casualties, and contingencies, all as Beneficiary may require from time to time. Such insurance shall be written in amounts equal to one hundred percent (100%) of the replacement value of the Property or such other amount as may be approved by Beneficiary. such insurance shall be written in forms and by companies satisfactory to the Beneficiary, and the losses thereunder shall be payable to the Beneficiary alone and not to the Grantor and the Beneficiary or the Trustees, jointly. The policy or policies of such casualty insurance shall, if requested by Beneficiary, be delivered to and retained by the Beneficiary, and the Grantor shall provide the Beneficiary with receipt evidencing the payment of all premiums due on such policies. The Grantor shall give the Beneficiary prompt notice of any loss covered by such casualty insurance, and the Trustees or the Beneficiary shall have the right (subject to the approval of Grantor, so long as no Event of Default has occurred) to adjust any loss covered by an insurance policy. All monies received as payment for a loss covered by an insurance policy ("Insurance Proceeds") shall be paid over to the Beneficiary to be applied, at the option of the Beneficiary, either to the prepayment of the indebtedness secured by the Deed of Trust or to the payment of other charges or expenses actually incurred by the Grantor in the restoration, reconstruction, repair, renovation or replacement of the Trust Property; provided, however, that the application of Insurance Proceeds shall be made at the option of the Grantor so long as no default or Event of Default has occurred and so long as the Insurance Proceeds are sufficient, together with other funds deposited for this purpose with the Beneficiary by Grantor, to restore the Trust Property to a condition and value satisfactory to the Beneficiary.

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                The Grantor may not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under the above paragraph unless the Beneficiary is included thereon as a named insured with losses payable to the Beneficiary as above provided. The Grantor shall immediately notify the Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to the Beneficiary the policy or policies of such insurance.

                If any of the Trust Property is located in an area which has been identified as a flood hazard area, the Grantor will keep the Trust Property covered by flood insurance in an amount at least equal to the full amount secured by this Deed of Trust or the maximum limit of coverage available for the Property.

                Unless a written waiver from Beneficiary is obtained, Grantor shall (a) keep all of its insurable properties insured against all risks usually insured against by persons operating like properties in the localities where the properties are located; (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any automobiles, trucks or other vehicles or airplanes or other facilities or as a result of the use of products sold by it or services rendered by it; and (c) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

                8.2 Business Interruption Insurance. If requested by Beneficiary, the Grantor shall also carry and maintain business interruption insurance on the Trust Property in an amount equal to six (6) months projected income, as approved by Beneficiary.

                8.3 Condemnation and Allocation of Condemnation Awards. Grantor, immediately upon obtaining knowledge of the institution of any proceeding for a condemnation, will notify the Trustees and the Beneficiary of such proceedings. The Trustees or the Beneficiary may participate in any such proceedings, and Grantor will, from time to time, deliver to the Trustees or the Beneficiary all instruments requested by them to permit such participation. Any award or payment made as a result of any Taking shall be paid to the Beneficiary, to be applied (a) if funds sufficient to restore the remainder of the Trust Property are available from such award or payment (together with other funds supplied or caused to be supplied by Grantor) and no Event of Default is then outstanding, to the restoration of the remainder of the Trust Property, or (b) if sufficient funds are not available to restore the remainder of the Trust Property, or an Event of Default is then outstanding, to prepayment of amounts due under the Note in inverse order of maturity. All moneys not utilized for the repair or restoration of the remainder. of the Trust Property shall be applied as a prepayment of amount due under the Note, in inverse order of maturity. The application of any award or payment as a prepayment of amounts due under the Note shall take effect only on the actual date of the receipt of the payment or award by the Trustees and the Beneficiary. In the event any payment or award is used to restore the Trust Property, as aforesaid, neither the Trustees nor the Beneficiary shall be obligated to see to the, proper allocation thereof nor shall any amount so used be deemed a payment of any indebtedness secured by this Deed of Trust.
Payments or awards to be used for restoration purposes, as aforesaid, shall be held by the Beneficiary and disbursed under such terms and conditions, to such persons, and at such times, as Beneficiary may determine.

        SECTION 9.      THE TRUSTEES

                9.1 Endorsement and Execution of Documents. Upon the written request of the Beneficiary, the Trustees shall, without liability or notice to the Grantor, execute, consent to, or join in any instrument or agreement in connection with or necessary to effectuate the purposes of the Loan Documents. The Grantor hereby irrevocably designates the Trustees as its attorneys-in-fact to execute, acknowledge, and deliver, on the Grantor's behalf and in the Grantor's name, all instruments or agreements necessary to implement the provisions of Section 3.7, contemplated by Section 6.6, or necessary to further perfect the lien created by this Deed of Trust on the Trust

Property. This power of attorney shall be deemed to be coupled with an interest and shall survive any disability of the Grantor.

                9.2 Substitution of Trustees. The Beneficiary may, by filing a deed of appointment in the office where this instrument is recorded, appoint additional or replacement trustees and may remove the Trustees, from time to time, without notice to the Grantor or the Trustees and without specifying any reason.

                9.3 Multiple Trustees. Any Trustee, individually, may exercise all powers granted to the Trustees collectively, without the necessity of the joinder of the other Trustees.

                9.4 Terms of Trustees Acceptance. The Trustees accept the trust created by this Deed of Trust upon the following terms and conditions:

                        9.4.1 The Trustees may exercise any of their powers through appointment of attorneys-in-fact or agents.

                        9.4.2 The Trustees shall not be liable for any matter or cause arising under this Deed of Trust or in connection therewith except by reason of their own willful misconduct.

                        9.4.3 After giving notice to the Grantor, the Trustees may select and employ legal counsel in connection with the Loan at the expense of Grantor; provided, however, that no notice shall be necessary after a default.

                        9.4.4 The Trustees shall be under no obligation to take any action upon any Event of Default unless they are furnished security or indemnity, in form satisfactory, to the Trustees, against costs, expenses, and liabilities which may be incurred by the Trustees.

                        9.4.5 A Trustee may resign upon five (5) days written notice to the Beneficiary.

                9.5 Trustees' Reimbursement. The Grantor shall reimburse the Trustees for all reasonable disbursements and expenses incurred by reason of this Deed of Trust.

                9.6 Save Harmless Clause. The Grantor shall indemnify and save harmless the Beneficiary and the Trustees, singularly and jointly, from all costs and expenses, including reasonable attorneys' fees, incurred by then or any of then by reason of this Dead of Trust, including any legal action to which Beneficiary or the Trustees shall become a party. Any money so paid or expended by Beneficiary or the Trustees shall be due and payable upon demand together with interest at the Default Interest Rate stated in the Note from the date incurred and shall be secured by this Deed of Trust.

        SECTION 10.     DEFAULT

                10.1 Event of Default. The occurrence of any of the following shall constitute an Event of Default.

                        10.1.1 Monetary Defaults. The failure of the Grantor to pay any amounts due under the Loan Documents when due and payable, whether at maturity by obligation or election to prepay, or otherwise, unless such payment is made within fifteen (15) days from the date such payment became due and payable.

                        10.1.2 Breach of Representations and Warranties. Any representation or warranty made by the Grantor herein or any statement or representation made in any of the Loan Documents shall prove to have been incorrect in any material respect when made or shall be breached.

                        10.1.3 Insurance Provisions The failure of Grantor to perform its obligations set forth in Section 8.1 or 8.2.

                        10.1.4 Receiver; Bankruptcy. If the Grantor (a) applies for, or consents in writing to, the appointment of a receiver, trustee, or liquidator for it of the Trust Property, or of all or substantially all of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, (c) makes an assignment for benefit of creditors, (d) files a petition or an answer seeking a reorganization, composition, adjustment arrangement with creditors, or takes advantage of any insolvency law, (e) files an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, composition, adjustment, arrangement, or insolvency proceeding, or (f) is dissolved as a result of an adversary suit or proceeding.

                        10.1.5 Receiver; Bankruptcy (Involuntary) . If (a) any execution or attachment levied against the assets of the Grantor is not set aside, discharged, or stayed within forty-five (45) days, (b) an order, judgment, or decree is entered by any court of competent jurisdiction on the application of a creditor, adjudicating the Grantor a bankrupt or insolvent, or appointing a receiver, trustee, or liquidator for the Grantor of all or substantially all of its assets, or (c) an order of relief is entered against the Grantor pursuant to any bankruptcy statute or law and such order, judgment, or decree continues unstayed and in effect for a period of forty-five (45) days.

                        10.1.6 Assignment of Rents. Any attempted assignment by the Grantor of the whole or any part of the Rents in contravention of
Section 7.7, which shall not be cured in full within fifteen (15) days after Beneficiary give Grantor written notice thereof.

                        10.1.7 Prohibited Transfer or Encumbrance. Any transfer or event in violation of Sections 7.9, 7.10, or 7.11.

                        10.1.8 Loss of License. The loss of any franchise agreement, license or permit necessary for the operation, occupancy, or use of the Trust Property , if the same is not restored within fifteen (15) days after the loss.

                        10.1.9 Judgments. Any judgment against the Grantor remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of forty-five (45) days following the date which the judgment becomes final or any appeal thereof is finally determined.

                        10.1.10 Other Defaults. The failure of the Grantor to perform or observe any of its obligations or covenants under this Deed of Trust not previously specifically referred to in this Article 10, which failure continues for a period of fifteen (15)days after written notice to Grantor.

                        10.1.11 Default Under Other Loan Documents. The failure of the Grantor to perform or observe any of its obligations or covenants in any Loan Document other than this Deed of Trust, which failure is not remedied within any applicable grace or cure period specified in such other Loan Document.

                        10.1.12 Event of Default Under Other Loan Documents. An "Event of Default" (if so defined) occurs under a Loan Document other than this Deed of Trust.

                10.2    Payment or Performance by Trustees or Beneficiary.
Upon the occurrence of any Default, the Trustees or the Beneficiary may, at their option, make any payments or take any other actions they deem necessary or desirable to cure the Default or conserve the Trust Property. The Grantor shall, upon demand, reimburse the Trustees or the Beneficiary for all sums so advanced or expenses incurred by them, together with interest at the Default Interest Rate stated in the Note from the date of advance or payment of the same, which sums shall be secured by this Dead of Trust. The Trustees or the Beneficiary may enter upon the Trust Property without prior notice to the Grantor or judicial process and may take any action to enforce its rights under this Section 10. 2 without liability to the Grantor.

                10.3 Possession by Trustees or Beneficiary. Upon the occurrence of an Event of Default, the Trustees or the Beneficiary may enter upon and take possession of the Trust Property with notice to the Grantor, but without judicial process or the appointment of a receiver. The Trustees or the Beneficiary may exclude all persons from the Trust Property and may proceed to operate the Trust Property and receive all Rents. The Trustees or the Beneficiary and the Trustees shall have the right as agent for the Grantor to operate the Trust Property and carry on the business of the Grantor, either in the name of the Grantor or otherwise. Neither the Trustees nor the Beneficiary shall be liable to the Grantor for taking possession of the Trust Property, as aforesaid, nor shall they be required to make repairs or replacements, and they shall be liable to account only for Rents actually received by them. All Rents collected by the Trustees or the Beneficiary shall be applied (a) first, to pay all as incurred in taking possession of the Trust Property, (b) second, to pay costs and expenses to operate the Trust Property and/or to comply with the terms of the Documents, including reasonable attorney's fees, (c) third, to pay all sums secured by the Loan Documents in the order of priority selected by Beneficiary, and (d) fourth, with the balance, if any, to the Grantor or such other person as may be entitled thereto. Neither the assignment of Rents and Leases hereunder nor any other assignment of Leases shall impose upon Trustees or Beneficiary any liability to perform Grantor's obligations under any Lease.

                10.4 Acceleration of the Note. Upon an Event of Default, Beneficiary may, at its option and by written notice to the Grantor, declare the entire balance of the Note and all other amounts due under the Loan Documents, immediately due and payable. Acceleration of maturity, once claimed by the Beneficiary, may at the option of the Beneficiary, be rescinded by written acknowledgment to that effect by the Beneficiary, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

                10.5 Collection of Rents. Upon the occurrence of an Event of Default and the failure of the Grantor to cure the same within any notice and cure periods set forth herein, and upon written demand by the Beneficiary to the Tenants, all Rents shall be payable directly to the Beneficiary. Any Tenant may rely upon such demand by Beneficiary pursuant to this Section 10.4 and Grantor hereby consents to such payment of Rents to Beneficiary.

                10.6 Power of Sale and Assent to a Decree. The Grantor assents to the passage of a decree for the sale of the Trust Property upon the occurrence of an Event of Default, by any court having jurisdiction and the Grantor authorizes and empowers the Trustees, upon the occurrence of an Event of Default, to sell the Grantor's interest in the Trust Property, in accordance with the Maryland Rules of Procedure or any other applicable law. The Trust Property or any interest therein may be sold upon such terms and in as many parcels as the parson conducting the sale may, in its sale discretion, elect. No readvertisment of any sale shall be required if the sale is adjourned by announcement at the time and place set therefor, of the date, time, and place to which the same is to be adjourned.

                10.7 Application and Proceeds of Sale. Upon a sale by the Trustees under section 10.6, the purchaser shall receive that portion of or interest in the Trust Property purchased by it free from any claims of the Grantor and without any liability to see to the application of the purchase money. The net proceeds from the sale, after deduction of all costs of the sale, shall be applied (a) first, to pay all expenses incurred in taking possession of the Trust Property, (b) second, to pay costs and expenses to operate the Trust Property, including attorney's fees,

(c) third, to pay all sums secured by or due under the Loan Documents in the order of priority determined by the Beneficiary, and (d) fourth, the balance, if any, to the Grantor or to other persons entitled thereto.

                10.8 Deficiency of Proceeds. If, after a sale by the Trustees under Section 10.6, a deficiency exists in the not proceeds of such sale, the Beneficiary shall be entitled to a deficiency judgment or decree for such deficiency which shall bear interest at the Default Interest Rate stated in the Note.

                10.9 Trustee's Commission. Upon a sale by the Trustees under Section 10. 6 of any portion of or interest in the Trust Property, the Trustees shall be entitled to a commission equal to the commission allowed trustees for making sales of property under decrees of the court having equity jurisdiction. In the event any portion of the Trust Property is advertised for foreclosure sale and not sold, the Trustees shall be entitled to a commission equal to one-half (1/2) of the commission provided in case of foreclosure sale. The person making the sale shall not be required to accept payment of the amounts secured hereby unless accompanied by all expenses of the proceedings and one-half (1/2) of the commission.

                10.10 Insurance or Condemnation After Deficiency. If the Trust Property is sold by the Trustees under Section 10.6 prior to receipt of a condemnation award or payment, the Beneficiary shall receive and apply the proceeds of the award or payment toward the satisfaction of any deficiency resulting from the sale, whether or not a deficiency judgment is sought, recovered, or denied.

                10.11 Right of the Beneficiary to Bid. The Beneficiary and/or the Trustees may bid and become the purchaser at foreclosure sale under this Deed of Trust.

                10.12 Trustee's Bond. The Grantor waives any right to require the person authorized to make the sale hereunder to post a bond.

                10.13 Appointment of a Receiver. Upon the occurrence of an Event of Default and the failure of the Grantor to cure the same within any applicable notice and cure periods set forth herein, the Beneficiary shall be entitled to the immediate appointment of a receiver for the Trust Property, without regard to the value of the Trust Property or the solvency of any person liable for payment of the amounts due under the Loan Documents.

                10.14 Remedies Cumulative. All rights, powers, and. remedies of the Beneficiary or the Trustees provided for in the Loan Documents are cumulative and concurrent and shall be in addition to and not exclusive of any appropriate legal or equitable remedy provided by law or contract. Exercise of any right, powers or remedy shall not preclude the simultaneous or subsequent exercise of any other by the Beneficiary or the Trustees.

                10.15 Consent to Jurisdiction and Venue. The Grantor consents to be sued in any jurisdiction where any of the Trust Property is located.

                10.16 Rights Under the Uniform Commercial Code. Upon the occurrence of an Event of Default, the Grantor shall assemble and make available to the Beneficiary and the Trustees those portions of the Trust Property which consist of personal property at a place to be designated by the Trustees, and the Beneficiary and the Trustees may exercise all the rights and remedies of a secured party under the Uniform Commercial Code. Any notices required by the Uniform Commercial Code shall be deemed reasonable if mailed certified mail, return receipt requested, postage prepaid, by the Beneficiary or the Trustees to the Grantor. Disposition of the Trust Property shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the County (or Baltimore City) where the Trust Property is located.

                10.17 Right to Determine Which Leases Survive. If disclosed in the advertisement of sale, a sale by the Trustees may be made subject to one or more Leases of the Trust Property.

        SECTION 11.     MISCELLANEOUS

                11.1 Waivers. No term of any Loan Document shall be deemed waived unless the waiver shall be in writing and signed by the parties making the waiver. Any failure by the Beneficiary or the Trustees to insist upon the Grantor's strict performance of any of the terms of the Loan Documents shall not be deemed or construed as a waiver of those or any other terms. Any delay in exercising or enforcing any rights with respect to a Default or an Event of Default shall not bar the Beneficiary or the Trustees from exercising any rights under the Loan Documents, or at law or in equity.

                11.2    Consents.

                        11.2.1 The Beneficiary may (a) release any person liable under the Loan Documents, (b) release any part of the security,
(c) extend the time of payment of the Loan, and/or (d) modify the terms of the Loan Documents, regardless of consideration and without notice to or consent by the holder of any subordinate lien on the Trust Property. No release, extension or modification of the security held under the Loan Documents shall impair or affect the lien of this Deed of Trust or the priority of such lien over any subordinate lien.

                        11.2.2  Regardless of whether a person has been
given notice or has given its prior consent, it shall not be relieved of any obligation under any Loan Documents by reason of (a) the failure of the Beneficiary, the Trustees, or any other person to take any action, foreclose, or otherwise enforce any provision of the Loan Documents, (b) the release of any other person liable under any Loan Document, (c) the release of any portion of the security under the Loan Documents, or (d) any agreement or stipulation between any subsequent owners of the Trust Property and Beneficiary extending the time of payment or modifying the terms of any Loan Document.

                11.3 Headings. All section headings are for convenience only and shall not be interpreted to enlarge or restrict the provisions of this Deed of Trust.

                11.4 Notices. All notices, requests and demands upon the respective parties hereto shall be deemed to have been given or made when delivered against hand receipt or two (2) business days after deposit in the United States mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight delivery service, and addressed as follows:

                Beneficiary:

                Mercantile-Safe Deposit and Trust Company
                Two Hopkins Plaza
                Baltimore, Maryland 21201
                Attention: Robert C. Barclay

                With a copy to:

                Kevin J. Davidson, Esquire
                Gallagher, Evelius & Jones
                The Park Charles - Suite 400
                218 North Charles Street
                Baltimore, Maryland 21201

                Trustees:

                Philip G. Enstice/Robert C. Barclay
                Mercantile-Safe Deposit and Trust Company
                Two Hopkins Plaza
                Baltimore, Maryland 21201

                With a copy to:

                Kevin J. Davidson, Esquire
                Gallagher, Evelius & Jones
                The Park Charles - Suite 400
                218 North Charles Street
                Baltimore, Maryland 21201

                Grantor:

                Trusted Information Systems, Inc.
                3060 Washington Road
                Glenwood, Maryland 21738
                Attention:  Stephen T. Walker

                With a copy to:

                David A. Carney, Esquire
                Reese & Carney
                10715 Charter Drive
                Columbia, Maryland 21044

or to such other address and addressee with respect of any party as such party shall notify the others in writing.

                11.5 Binding Effect. No transfer of any portion of the Trust Property or any interest thereon shall relieve any transferor of its obligations under the Loan Documents. No transferor of any obligation under any Loan Document shall be relieved of its obligations by any modification of any Loan Document subsequent to the transaction.

                11.6 Amendment. This Deed of Trust may not be modified except in writing signed by (a) the Beneficiary, (b) the Trustees, and (c) Grantor.

                11.7 Severability. In the event any provision of this Deed of Trust shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                11.8 Notices from Governmental Authorities Affecting The Trust Property. Any notice from any governmental or quasi-governmental authority or corporation with respect to the Trust Property sent to or known by the Grantor shall be promptly transmitted to the Beneficiary and the Trustees.

                11.9 Applicable Law. All Loan Documents shall be governed by the Laws of the State of Maryland.

                11.10 Time of the Essence. Time is of the essence with respect to the Loan Documents.

                11.11 Effect of Payments. Any payment or other performance made in accordance with the Loan Documents by any person other than Grantor shall not entitle such person to any right of subrogation under the Loan Documents, unless expressly consented to in writing by the Beneficiary.

                11.12 Word Forms. The use of any gender, tense, or conjugation herein shall be applicable to all genders, tenses and conjugations. The use of the singular shall include the plural and the plural shall include the singular.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the Grantor has executed this Deed of Trust and Security Agreement as of the day and year first above written.

WITNESS:                                THE GRANTOR:

                                        TRUSTED INFORMATION SYSTEMS, INC.


        /s/ Laurence B. Raber           By:  Stephen T Walker
- ----------------------------------           -------------------------------
                                              Stephen T. Walker,
                                              President


STATE OF MARYLAND, CITY/COUNTY OF HOWARD, to wit:

        I HEREBY CERTIFY, that on this 26th day of July, 1995, before me, the undersigned Notary Public of the State of Maryland, personally appeared Stephen
T. Walker, President of Trusted Information Systems, Inc., known to me (or satisfactorily proved) to be the person who executed the aforegoing Deed of Trust and Security Agreement and acknowledged that he executed the same for the purposes therein contained.

        IN  WITNESS WHEREOF, I hereunto set my hand and official seal.


                                /s/  Laurence B. Raber
                        -----------------------------------
                        Notary Public
                        My commission expires:  6-1-98


I hereby certify that this document was prepared by or under the supervision of an attorney admitted to practice before the Court of Appeals of the State of Maryland.

Date:   7/26/95                 /s/  Kevin J. Davidson
                        -----------------------------------
                        Kevin J. Davidson, Esquire

                                 EXHIBIT "A"

BEING KNOWN AND DESIGNATED as Parcel A-2 as shown on a Plat entitled "Trusted Information, Lot 2 and Parcel A-2, A Resubdivision of Lot I and Parcel A-1 As Shown on Plat Nos. 6255 and 7357", which Plat is recorded among the Land Records of Howard County as Plat M.D.R. No. 11735.

TOGETHER WITH an easement for the installation, maintenance, repair and other uses consistent with the operation of a private septic system over so much of Lot No. 2 on the Plat hereinabove described and referred to as is designated as "Primary Private Sewerage Easement for Parcel "A-2" To Construct and Maintain a Septic System" and over so much of Lot No. 2 on the Plat hereinabove described and referred to as is designated "Alternate Private Sewerage Easement for Parcel "A-2" To Construct and Maintain a Septic System".

TOGETHER WITH an easement for the installation, construction, maintenance, re-construction, repair and other uses consistent with a stormwater management, access and utility easement, over so much of Lot No. 2 on the Plat hereinabove described and referred to as is designated as "Private Stormwater Management, Access & Utility Easement".

TOGETHER WITH an easement for the installation, construction, maintenance, re-construction, repair and other uses consistent with a stormwater management, access and utility easement, over Lot No. 1 on the Plat of Wellington, as more particularly described in Exhibit "A-1" attached hereto and made a part hereof.

TOGETHER WITH an easement for the installation, construction, maintenance, re-construction, repair of, and access to and from an existing well and water line, (including any new well drilled) over so much of Lot No. 2, on the Plat of "Trusted Information, Lot 2 and Parcel A-2" hereinabove referred to, as is described in Exhibit B attached hereto and made a part hereof.